April 27, 2021 2021 First Quarter Earnings Presentation

1 Forward–Looking Statements Certain statements contained in this presentation that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the benefits, costs, and synergies of the merger with Franklin Financial Network, Inc. (“Franklin”) (the “merger”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, as well as the efficacy, distribution, and public adoption of vaccines, (3) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the merger or another acquisition may not be realized or may take longer than anticipated to be realized, (6) the ability of FB Financial to effectively integrate and manage the larger and more complex operations of the combined company following the merger, (7) FB Financial’s ability to successfully execute its various business strategies, (8) the impact of the recent change in the U.S. presidential administration and Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic; (9) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR (10) the effectiveness of our cyber security controls and procedures to prevent and mitigate attempted intrusions; (11) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, (12) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in any of FB Financial's subsequent filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or pre-dict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward- looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company. FB Financial qualifies all forward-looking statements by these cautionary statements.

2 Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted earnings, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pretax pre-provision return on average tangible common equity, adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. The following tables provide a reconciliation of these measures to the most directly comparable GAAP financial measures.

1Q 2021 highlights

Key highlights

- Hired two experienced senior bankers and opened a loan production office in Birmingham, AL in existing FirstBank mortgage facilities with plans to open a full service branch later in 2021
- Authorized $100 million share repurchase program in February 2021 that expires March 31, 2022; no shares repurchased to date
- Redeemed $40 million in subordinated notes on March 30, 2021; additional $20 million in subordinated notes become callable on July 1, 2021
- $146 million of originally funded $315 million in PPP loans remaining as of 1Q 2021, $1.4 million in expected fees from the program remaining
- Total mortgage contribution of $16.4 million, 71% of 4Q 2020's adjusted contribution[1] and in line with guidance from prior quarter's earnings call
- Improving economic conditions dictated reserve release of $13.9 million in 1Q 2021; ACL to loans HFI declined to 2.24% as of 1Q 2021 from 2.41% as of 4Q 2020
- Deposit growth of $0.8 billion, up 34.3% annualized from 4Q 2020
- Excluding PPP loans, loans grew 1.8% annualized in 1Q 2021 as economic conditions and customer demand for new loans continues to improve. Mid-to-high single digit percentage annual growth expected in 2021
- Continued progress on Commercial Held For Sale portfolio, with exposure down to $175 million as of 1Q 2021 compared to $430 million at announcement of transaction

Financial results

	1Q 2021
Diluted earnings per share	$1.10
Adjusted diluted earnings per share[1]	$1.12
Net income ($mm)	$52.9
Adjusted net income[1] ($mm)	$53.5
Return on average assets	1.86%
Adjusted return on average assets[1]	1.89%
Return on average equity	16.5%
Adjusted return on average equity[1]	16.6%
Return on average tangible common equity	20.6%
Adjusted return on average tangible common equity[1]	20.9%
Adjusted pre-tax, pre-provision earnings[1] ($mm)	$55.5
Adjusted pre-tax, pre-provision return on average assets[1]	1.95%
Adjusted pre-tax, pre-provision return on average tangible common equity[1]	21.6%
Net interest margin	3.19%
Impact of accretion and nonaccrual interest (bps)	2
Efficiency ratio	63.4%
Core efficiency ratio[1]	63.0%
Tangible common equity / tangible assets[1]	9.1%

[1] Results are non-GAAP financial measures that adjust GAAP reported net income, total assets, equity and other metrics for certain intangibles, income and expense items as outlined in the non-GAAP reconciliation calculations, using a combined marginal income tax rate of 26.06% excluding one-time items. See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

3

4 Core earnings power remains intact ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. Adjusted return on average assets¹ 1.52% 1.69% 1.55% 1.68% 1.89% 2017 2018 2019 2020 1Q21 Drivers of profitability Net interest margin Noninterest income ($mm)Loans/deposits Core efficiency ratio1 4.46% 4.66% 4.34% 3.46% 3.19% 2017 2018 2019 2020 1Q21 68.1% 65.8% 65.4% 59.2% 63.0% 2017 2018 2019 2020 1Q21 $142 $131 $135 $302 $67 2017 2018 2019 2020 1Q21 101% 95% 95% 85% 79% 86% 88% 89% 75% 69% 15% 7% 6% 10% 10% 2017 2018 2019 2020 1Q21 Loans excluding HFS Loans HFS

5 Stabilizing net interest margin Historical yield and costs ¹ Includes tax-equivalent adjustment 2 Excess liquidity defined as interest-bearing deposits with other financial institutions in excess of 5% of average tangible assets. Assumes funded from all interest bearing liabilities. $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 -- 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 1Q20 2Q20 3Q20 4Q20 1Q21 A v g . in te re s t e a rn in g a s s e ts ( $ m m ) Y ie ld s a n d C o s ts ( % ) Average interest earning assets Yield on loans Cost of deposits NIM NIM1 3.92% 3.50% 3.28% 3.32% 3.19% Impact of accretion and nonaccrual interest (bps) 13 7 5 4 3 Impact of excess liquidity2 (bps) 0 (7) (10) (15) (24) Deposit Cost: Cost of MMDA 1.15% 0.62% 0.66% 0.57% 0.50% Cost of customer time 1.95% 1.78% 1.44% 1.04% 0.90% Cost of interest-bearing 1.25% 0.92% 0.76% 0.63% 0.53% Total deposit cost 0.94% 0.65% 0.56% 0.46% 0.41% Loans HFI Yield: Contractual interest 5.14% 4.57% 4.36% 4.39% 4.39% Origination and other loan fee income 0.23% 0.24% 0.26% 0.36% 0.38% Nonaccrual interest 0.02% 0.01% 0.04% 0.05% 0.04% Accretion on purchased loans 0.14% 0.08% 0.04% 0.02% 0.00% Total loan (HFI) yield 5.53% 4.90% 4.70% 4.81% 4.81%

Mortgage continues to capitalize on rate environment

Highlights

- Strong total mortgage pre-tax contribution of $16.3 million, or 71% of 4Q 2020's adjusted contribution[1]
- Refinance volumes have slowed considerably as a result of rising rates; outlook for purchase volume remains strong
- Margins continue to compress as capacity has returned and rates have moved higher
- Mortgage pipeline at the end of 1Q 2021 remains robust at $1.1 billion, as compared to $1.1 billion at the end of 1Q 2020
- Mortgage banking income $55.3 million, down 15.8% from 4Q 2020 and up 69.0% from 1Q 2020

Quarterly mortgage production



Consumer Direct
Retail
1Q20
4Q20
1Q21

	1Q20	4Q20	1Q21
IRLC volume:	$2,094mm	$2,187mm	$1,889mm
IRLC pipeline[2]:	$1,085mm	$1,192mm	$1,059mm
Refinance %:	78%	76%	66%
Purchase %:	22%	24%	34%

Mortgage banking income ($mm)

	1Q20	4Q20	1Q21
Gain on Sale	$30.4	$84.0	$57.9
Fair value changes	$3.2	($16.9)	($4.2)
Servicing Revenue	$5.0	$6.4	$6.9
Fair value MSR changes	($5.9)	($7.8)	($5.3)
Total Income	$32.7	$65.7	$55.3

Mark to Market Value and Gain on Sale Margin



Mark to Market Value 3
Gain on Sale Margin
1.41%
2.92%
3.84%
2.85%
3.99%
4.32%
3.42%
4.59%
2.91%
3.68%
1Q20
2Q20
3Q20
4Q20
1Q21

[1] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures

[2] As of the respective period-end

[3] Defined as the fair value plus related derivatives for mandatory and best efforts divided by their pull-through weighted volume.

6

FirstBank

Realizing operating leverage through cost savings

Highlights

- Consolidated 1Q 2021 core efficiency ratio[1] of 63.0%
- Change in segment definitions this quarter as mortgage retail footprint no longer included in the banking segment
- Banking segment efficiency ratio elevated due to elevated seasonal expenses
- Mortgage efficiency normalizing in the 80% range as historic margins and volumes return to pre-pandemic levels

Core efficiency ratio (tax-equivalent basis)[1]



Banking segment
Consolidated
Mortgage segment
60.9%
65.7%
75.6%
62.0%
57.5%
53.4%
61.7%
57.4%
53.4%
54.0%
58.5%
65.2%
58.6%
63.0%
70.4%
1Q20
2Q20
3Q20
4Q20
1Q21

[1] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. During the first quarter of 2021, the Company re-evaluated its reportable business segments to align all retail mortgage activities with the Mortgage segment. Previously, the Company chose to assign retail mortgage activities within the Banking geographical footprint to the Banking Segment. The results of mortgage retail footprint have been assigned to the Mortgage segment for all periods presented. As such, historical segment efficiency ratios have been recast for consistency with these changes.

7

Well-capitalized for future opportunities

Capital position

	1Q20[1]	4Q20[1]	1Q21[1,2]
Shareholder's equity/Assets	11.8%	11.5%	11.1%
TCE/TA[3]	9.1%	9.4%	9.1%
Common equity tier 1/Risk-weighted assets	11.0%	11.7%	12.1%
Tier 1 capital/Risk-weighted assets	11.6%	12.0%	12.5%
Total capital/Risk-weighted assets	12.5%	15.0%	14.8%
Tier 1 capital /Average assets	10.3%	10.0%	10.1%
C&D loans subject to 100% tier 1 capital plus ACL[4]	82%	93%	88%
CRE loans subject to 300% tier 1 capital plus ACL[4]	219%	228%	238%

Tangible book value per share[3]


CAGR since IPO 16.0% (September 2016)
$11.56
$11.58
$14.56
$17.02
$18.55
$21.73
$22.51
3Q16
4Q16
4Q17
4Q18
4Q19
4Q20
1Q21

Simple capital structure


Tier 2 ACL 7%
Subordinated Notes 9%
Trust Preferred 2%
Common Equity Tier 1 Capital 82%

Total regulatory capital $1,353[1] mm

[1] For regulatory capital purposes, the CECL impact over 2020 and 2021 is gradually phased-in from Common Equity Tier 1 Capital to Tier 2 capital. As of 1Q20, 4Q20 and 1Q21, respectively, $31.8 million, $52.1 million and $49.0 million are being added back to CET 1 and Tier 1 Capital, and $37.7 million, $58.0 million and $54.9 million are being taken out of Tier 2 capital. [2] Total regulatory capital, FB Financial Corporation. 1Q21 calculation is preliminary and subject to change. [3] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [4] Tier 1 capital at FirstBank as defined in Call Report.

8

9 Noninterest- bearing checking 24% Interest-bearing checking 30% Money market 29% Savings 4% Time 13% 54% Checking accounts Cost of core deposit base continues to decline ¹ Includes mortgage servicing-related deposits of $110.1 million, $149.1 million, $194.3 million, $147.9 million, and $170.9 million for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021 respectively. Total deposits ($mm) Cost of deposits Noninterest bearing deposits1 ($mm) Deposit composition $5,357 $5,938 $9,002 $9,395 $10,219 $20 $15 $92 $62 $38 $5,377 $5,953 $9,094 $9,457 $10,257 1Q20 2Q20 3Q20 4Q20 1Q21 Customer deposits Brokered and internet time deposits $1,336 $1,775 $2,288 $2,274 $2,431 1Q20 2Q20 3Q20 4Q20 1Q21 24.8% 29.8% 25.2% 24.0% 23.7% 0.94% 0.65% 0.56% 0.46% 0.41% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 1Q20 2Q20 3Q20 4Q20 1Q21 Noninterest bearing (%) Cost of total deposits (%)

Balanced loan portfolio

Portfolio mix



Other
4%
1-4 family
15%
1-4 family HELOC
6%
Multifamily
4%
C&D
16%
CRE 2
23%
C&I1
31%

C&I[1] exposure by industry

	Balance Ex. PPP				PPP
	C&I	CRE-OO	Total	% of Total	Loans
Real Estate Rental and Leasing	$ 351.9	$ 163.5	$ 515.3	24.7%	$ 3.1
Retail Trade	67.6	133.5	201.1	9.7%	7.8
Finance and Insurance	152.4	12.8	165.2	7.9%	1.8
Wholesale Trade	103.2	56.0	159.2	7.6%	12.4
Health Care and Social Assistance	59.0	94.5	153.5	7.4%	24.4
Manufacturing	90.2	55.0	145.2	7.0%	23.4
Other Services (except Public Administration)	21.5	108.8	130.3	6.3%	8.3
Accomodation and Food Services	24.8	87.0	111.8	5.4%	7.2
Construction	55.2	46.5	101.7	4.9%	16.4
Professional, Scientific and Technical Services	32.7	30.5	63.2	3.0%	14.0
Transportation and Warehousing	43.5	16.7	60.2	2.9%	7.2
Arts, Entertainment and Recreation	18.7	33.9	52.6	2.5%	4.3
Information	22.0	18.5	40.4	1.9%	1.2
Other	104.1	79.3	183.4	8.8%	14.2
Total	$ 1,146.8	$ 936.5	$ 2,083.3	100.0%	$ 145.7

CRE[2] exposure by type



Other
23%
Retail
20%
Hotel
19%
Office
19%
Warehouse / Industrial
9%
Land-Mobile Home Park
4%
Self Storage
3%
Healthcare Facility
3%

C&D exposure by type



Other
9%
Healthcare
2%
Self Storage
3%
Retail
3%
1-4 Consumer Construction
9%
Commercial Land
31%
1-4 Family to be sold
43%

[1] C&I includes owner-occupied CRE. PPP Loans comprise 6.5% of C&I loans, or 2.1% of gross loans (HFI). [2] Excludes owner-occupied CRE.

10

11 Minimal remaining deferrals Deferral programs Principal and Interest Deferrals ($21 million) ▪Of the $1.6 billion in loans given a deferral, $152 million, or 2.16% of total loans HFI, remain in some sort of deferral as of March 31, 2021 – $21 million are full principal and interest deferrals, or 0.29% of the portfolio – $131 million are on interest only payment schedules, or 1.86% of the portfolio ▪Hotel loans are $76 million of the $152 million remaining in deferral, or 50% of the remaining deferrals – There are no remaining hotels with full principal and interest deferrals – The $76 million of hotels that are on interest only payment schedules comprise 58% of remaining interest only deferrals ▪Other industries of concern make up $52 million of the $152 million remaining in deferral, or 34% of the remaining deferrals – $10 million are full principal and interest deferrals, or 51% of remaining full P&I deferrals – $42 million are on interest only payment schedules, or 32% of remaining interest only deferrals 1 Includes owner-occupied CRE. $3.9 $8.9 $2.2 $0.3 $4.9 $0.5 C&I CRE C&D Multifamily 1-4 Family HELOC 1-4 Family Consumer & Other Interest Only Payment Schedule ($131 million) $5.4 $108.1 $2.2 $6.1 $9.6 C&I CRE C&D Multifamily 1-4 Family HELOC 1-4 Family Consumer & Other 1 1

12 ◼ Industries initially considered to be the most susceptible to issues associated with the pandemic ◼ Significant level of initial deferrals but steady improvement and return to pre-COVID payment plans ◼ Credit quality remains satisfactory overall ◼ Retail, transportation and other leisure not showing signs of deterioration ◼ Healthcare overall is satisfactory, with the noted exception of 2 assisted living facilities negatively affected by COVID this quarter, resulting in the increase in substandards ◼ Hotels and restaurants continue to face challenges, but positive trends are emerging with reopenings and vaccinations Industries of concern Industries of concern deferral overview Industry exposures / gross loans (HFI) 8.9% 4.8% 4.5% 2.3% 1.7% 1.6% Retail Hotel Healthcare Restaurant Other Leisure Transportation Industries of concern credit quality 1.5% 3.8% 12.3% 0.0% 1.6% 0.0% 1.6% 1.9% 22.3 5.4% 3 7 13.9% 1.3% Retail Hotel Healthcare Restaurant Other Leisure Transportation Interest Only / Total Loans Full P&I Deferral / Total Loans 1.5% 1.4% 5.3% 1.6% 5.4% 9.5% 1.5% 2.2% 0.4% Retail Hotel Healthcare Restaurant Other Leisure Transportation Special Mention Substandard

Hotel portfolio – 4.8% of gross loans HFI

- Portfolio representative of seasoned operators, good flags and good locations (73% Hilton / Hyatt / IHG / Marriott / Wyndham)
- Portfolio is largely limited and full service properties, which are better models to sustain operations at lower occupancy rates, as opposed to luxury properties
- Cautiously optimistic about economic and travel trends, especially for our larger, seasoned operators
- Concerns remain for our smaller operators with smaller capital bases; credits typically under $2.5 million (16.2% of hotel portfolio are credits under $2.5 million as of March 31, 2021)
- Summary: overall credit quality remains satisfactory; ongoing review of the portfolio

Outstanding by location



Other Community
3%
Out of Market
5%
Other MSA
9%
Bowling Green MSA
6%
Atlanta MSA
6%
Memphis MSA
9%
Nashville MSA
62%

Risk Rating Progression



Special Mention
Substandard
3.6%
2.2%
6.5%
0.5%
3.5%
0.9%
4.0%
1.3%
5.4%
1.4%
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021

Deferral Progression



Deferral (Interest Only or Full P&I)
Not Deferred
36.1%
63.9%
24.4%
75.6%
44.8%
55.2%
74.5%
25.5%
77.7%
22.3%
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021

Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

13

14 Healthcare portfolio – 4.5% of loans HFI Portfolio overview Deferral participantsCredit quality Assisted Living / Nursing Care / Continuing Care 38% Offices of Physicians 27% Mental Health and Substance Abuse 12% Other Healthcare and Social Assistance 23% Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. ◼ Continue to report satisfactory results with the exception of assisted living segment ◼ Increase in substandards this quarter related to two credits in the assisted living segment ◼ Operators continue to manage through COVID related protocols ◼ Physician’s offices appear to be generally back to normal after reopening 15.2% 17.7% 11.1% 5.1% 5.3% 84.8% 82.3% 88.9% 94.9% 94.7% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Deferral (Interest Only or Full P&I) Not Deferred 0.7% 0.7% 3.0% 3.0% 2.2% 1.3% 9.5% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Special Mention Substandard

15 Restaurant – 2.3% of gross loans HFI Portfolio overview C&I 58% Non-Owner Occ CRE 38% C&D 1% Other 3% ◼ Majority are owner operators ◼ Portfolio split roughly evenly between limited service and full service outlets ◼ Limited service has seen an ability to change their model, leading to improvement ◼ Full service continues to be challenged with limits imposed on capacity ◼ Positive deferral trends continue, with no remaining on full deferral of principal and interest Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Deferral ProgressionRisk Rating Progression 63.8% 71.3% 13.5% 4.2% 3.7% 36.2% 28.7% 86.5% 95.8% 96.3% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Deferral (Interest Only or Full P&I) Not Deferred 10.4% 10.6% 5.2% 5.9% 5.3% 1.7% 1.1% 1.8% 1.7% 1.5% 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 Special Mention Substandard

16 0.68% 0.72% 0.61% 0.91% 0.94% 0.74% 0.71% 0.64% 0.75% 0.77% 1Q20 2Q20 3Q20 4Q20 1Q21 NPLs (HFI)/loans (HFI) NPAs/assets 1.95% 2.51% 2.66% 2.48% 2.29% 1Q20 2Q20 3Q20 4Q20 1Q21 0.19% 0.00% (0.01%) 0.58% 0.05% 1Q20 2Q20 3Q20 4Q20 1Q21 Asset quality remains solid Nonperforming ratios Classified loans / loans HFI LLR/loans HFI (excluding PPP loans)3 Net charge-offs (recoveries) / average loans ¹ Adoption of CECL resulted in approximately $5.5 million of former PCI loans being reportable as nonperforming loans in 1Q 2020. 2 Includes acquired excess land and facilities held for sale–see page 14 of the Quarterly Financial Supplement. 3 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures. 1.63% 1.83% 1.76% 1.87% 2.22% 1Q20 2Q20 3Q20 4Q20 1Q21 1,21

Allowance for credit losses overview

- Current Expected Credit Loss (CECL) Allowance for Credit Losses (ACL) model utilizes Moody's model with key economic data summarized below:

	FQE,		FYE 12/31,					
	2Q 2021	3Q 2021	2021	2022	2023	2024	2025
GDP (bcw$)	$ 19,068.1	$ 19,215.5	$ 19,147.9	$ 19,943.6	$ 20,575.9	$ 21,112.0	$ 21,588.5
Annualized % Change	2.9%	3.1%	3.9%	4.2%	3.2%	2.6%	2.3%
Total Employment (millions)	142.9	143.0	143.1	145.8	147.8	150.0	151.6
Unemployment Rate	6.7%	7.0%	6.7%	5.6%	5.3%	4.8%	4.3%
CRE Price Index	273.1	263.5	256.7	262.4	282.1	313.2	331.9
NCREIF Property Index: Rate of Return	0.8%	0.0%	0.6%	2.3%	2.5%	3.2%	2.7%

ACL / Loans HFI by Category


1Q 2020
4Q 2020
1Q 2021
1.95%
2.48%
2.29%
1.17%
0.86%
0.88%
1.98%
2.76%
3.04%
3.81%
4.78%
3.45%
2.46%
4.08%
4.29%
1.75%
1.76%
1.82%
2.52%
2.58%
2.35%
2.56%
3.54%
3.47%
Gross Loans HFI (Ex. PPP) [2]
Commercial & Industrial [3]
Non-Owner Occ CRE
Construction
Multifamily
1-4 Family Mortgage
1-4 Family HELOC
Consumer & Other

[1]Source: Moody's "February 2021 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios". [2] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [3] Commercial and Industrial excludes $145.7 million in PPP loans and $212.6 million for March 31, 2021 and December 31, 2020, respectively.

17

18 Appendix

19 GAAP reconciliation and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

20 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings

21 GAAP reconciliation and use of non-GAAP financial measures Adjusted earnings and diluted earnings per share*

22 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings

23 GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

24 GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

25 GAAP reconciliation and use of non-GAAP financial measures Segment core efficiency ratios (tax-equivalent basis)

26 GAAP reconciliation and use of non-GAAP financial measures Adjusted mortgage contribution

27 GAAP reconciliation and use of non-GAAP financial measures Tangible assets and equity

28 GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity

29 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average tangible common equity Adjusted return on average assets and equity

30 GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision return on average tangible common equity Adjusted pre-tax, pre-provision return on average assets and equity

31 GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average assets and equity Adjusted pre-tax, pre-provision return on average assets and equity

32 GAAP reconciliation and use of non-GAAP financial measures Adjusted Allowance for Credit Losses to Loans Held for Investment